OHSL
                        FINANCIAL CORP.





                                          March 18, 1998



Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of OHSL Financial Corp. (the "Corporation"), we cordially invite you to attend the Annual Meeting of Stockholders of the Corporation. Me Meeting will be held at 2:00 p.m., Cincinnati, Ohio time, on April 16, 1998, at Dante's Restaurant, Rybolt Road, Cincinnati, Ohio.

     In addition to the election of two directors of the Corporation, stockholders are being asked to ratify the appointment of Crowe, Chizek and Company LLP as auditors for the Corporation. Accordingly, your Board of Directors unanimously recommends that you vote FOR each of these proposals.

     Whether or not you plan to attend the meeting in person, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save the Corporation additional expense in soliciting proxies and will ensure that your shares are represented at the Meeting.

     Thank you for your attention to this important matter.

     Very truly yours,



NORBERT G. BRINKER          KENNETH L. HANAUER
Chairman of the Board       President and Chief Executive Officer











R.S. Rowe & Company, Inc.; Job No. 6308; Proof of 03-04-98
(617) 482-7765; (212) 926-2444; (800) 324-6202; FAX No. (617) 423-6308
EMAIL Address: rsrowe@interservcom

                         PM6\PROXY\OHSL-1

OHSL FINANCIAL CORP.
5889 Bridgetown Rd.
Cincinnati, Ohio 45248

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 16,1998


     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of OHSL Financial Corp. (the
"Corporation") will be held at 2:00 p.m., Cincinnati, Ohio time, on April 16, 1998, at Dante's Restaurant, Rybolt Road, Cincinnati, Ohio.

     A proxy card and a Proxy Statement for the Meeting are enclosed. The Meeting is for the purpose of considering and acting upon:

     1.     The election of two directors of the Corporation;

     2. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors of the Corporation for the fiscal year ending December 31, 1998, and;

such other matters as may properly come before the Meeting or any adjournments or postponements thereof The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 5, 1998 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

     A complete list of stockholders entitled to vote at the Meeting will be available for examination by any stockholders for any purpose relevant to the Meeting during regular business hours at the main office of the Company located at 5889 Bridgetown Road, Cincinnati, Ohio 45248 for a period of 10 days prior to the Meeting.

     You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed postpaid return envelope. The proxy will not be used if you attend and vote at the Meeting in person.

     By Order of the Board of Directors




     Marilyn R. Wieland
     Secretary

     Cincinnati, Ohio
     March 18, 1998


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION
THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT
THE MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR
CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED
STATES.
                     PROXY STATEMENT
                   OHSL FINANCIAL CORP.
                   5889 Bridgetown Road
                  Cincinnati, Ohio 45248

              ANNUAL MEETING OF STOCKHOLDERS

                       April 16,1998


                       INTRODUCTION


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of OHSL Financial Corp. (the "Corporation" to be used at the Annual Meeting of Stockholders of the Corporation (the "Meeting"), to be held at Dante's Restaurant, Rybolt Road, Cincinnati, Ohio, on April 16,1998, at 2:00 p.m., Cincinnati, Ohio time and at all adjournments or postponements of the Meeting. The accompanying Notice of Meeting, proxy card and this Proxy Statement are first being mailed to stockholders on or about March 18, 1998. Certain of the information provided herein relates to Oak Hills Savings and Loan Company, F.A. ("Oak Hills" or the "Company"), the wholly owned subsidiary and the predecessor of the Corporation.

      At the Meeting, the stockholders of the Corporation are being asked to consider and vote upon the election of two directors of the Corporation and to ratify the appointment of Crowe, Chizek and Company LLP as the Corporation's independent auditors for the fiscal year ending December 31, 1998.

Voting Rights and Proxy Information

       All shares of common stock, par value $.01 per share, of the Corporation (the "Common Stock") represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR election of the nominees for director named herein and FOR the proposal to ratify the appointment of Crowe, Chizek and Company LLP. The Corporation does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment

       A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (1) filing with the Secretary of the Corporation at or before the Meeting a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Marilyn R. Wieland, Secretary, OHSL Financial Corp., 5889 Bridgetown Road, Cincinnati, Ohio 45248.

       Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, but will not be counted as voting on any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name, because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Meeting, will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.


Voting Required for Approval of Proposals

                 Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. The ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the fiscal year ending December 31, 1998 requires the affirmative vote of the holders of a majority of the shares actually voted on such proposal.

Voting Securities and Principal Holders Thereof

                 As of February 28, 1998, the Corporation had
1,241,449 shares of Common Stock issued and outstanding. The following table sets forth information regarding share ownership as of February 28, 1998 of (i) the Corporation's Chief Executive
Officer and (ii) all directors and executive officers as a group. No persons or entities are known by management to beneficially own more than five percent of the Corporation's
Common Stock.


Beneficial Owner       Shares Beneficially Owned     Percent of
                                                     Class

__________________________________________________________________
Kenneth L. Hanauer
  President and Chief
  Executive Officer(l)      59,542                      4.80%

Directors and Executive
  Officers                 285,731                     23.02%
  of the Corporation and the Company
  as a group (15 persons)(2)


--------------------------------------------------

(1) As well as shares held directly, the amount reported also includes 21,132 shares subject to options granted to Mr. Hanauer.
(2) This amount includes shares held directly, as well as 68,092 shares subject to options granted under the Stock Option Plan, shares held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the respective directors and officers may be deemed to have sole or shared voting and investment power. Shares held by Emeritus Directors are included in the above total.

                          1. ELECTION OF DIRECTORS

General

                The Corporation's Board of Directors currently consists of eight members. Each of the directors of the Corporation has served in such capacity since its incorporation in October 1992. The Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Corporation are generally elected to serve for a three-year period or until their respective successors are elected and qualified.

               The table below sets forth certain information, as of February 28, 1998, regarding the composition of the Corporation's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee may be unable to serve, if elected. Except as disclosed herein, there are no arrangements or understandings between the nominee and any other person pursuant to which the nominee was selected.

                                                                          Shares of
                            Position(s) Held                                Common
                                in the                           Term        Stock     Percent
                               Corporation             Director    to     Beneficially of
Name                  Age(1)   and Company             Since(2)  Expire    Owned(3)    Class
________________________________________________________________________________________________

                                          NOMINEES
Norbert G. Brinker     80     Chairman of the Board    1955       1998     14,847     1.20%

Alvin E. Hucke         75     Director                 1968       1998     24,032     1.94%

                               DIRECTORS CONTINUING IN OFFICE

Kenneth L. Hanauer     48     President, Chief Executive
                              Officer and Director of the
                              Corporation and the
                              Company                   1988       2000     59,542    4.80%

Thomas M. Herron       49     Director                  1992       1999      7,046    0.57%

William R. Hillebrand  75     Director                  1948       1999     24,647    1.99%

Thomas E. McKiernan    57     Director                  1990       2000     14,846    1.20%

Joseph J. Tenoever     71     Director                  1973       1999     16,335    1.32%

Howard H. Zoellner     76     Director                  1965       2000     12,336    0.99%

---------------------------------------------------

(1)    At December 31, 1997.
(2)    Includes service as a director of the Company.
(3) Amounts include shares held directly, as well as shares which are held in retirement accounts, or held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary with respect to which shares the respective directors may be deemed to have sole or shared voting and/or investment power. Amounts shown include shares which may be acquired upon the exercise of options outstanding under the Company's Stock Option Plan, as follows: Mr. Herron,
5,426 shares; Mr. Tenoever, 5,426 shares; Mr.
Hanauer, 21,132 shares; Mr. McKiernan, 5,000 shares; and Mr. Zoellner, 4,426 shares.

                 No member of the Board of Directors is related to any other member of the Board of Directors and no member of the Board of Directors is a member of a group which includes any other member of the Board of Directors for purposes of the Savings and Loan Holding Company Act and the Securities Act of 1933, as amended.

                 The business experience of each director of the Corporation is set forth below. All directors have held their present position for at least five years unless otherwise indicated.

                 Norbert G. Brinker. Mr. Brinker is the Chairman of the Board of the Company, a position he has held since 1963. Mr. Brinker was appointed Chairman of the Board of the Corporation in October, 1992. Mr. Brinker served as President of the Company from 1961 to 1981 and as Chief Executive Officer from 1963 until his retirement in 1987. Mr. Brinker initially joined the Company in 1954.

                 Kenneth L. Hanauer. Mr. Hanauer has been Executive Vice President and Chief Executive Officer of the Company since 1987 and President and Chief Executive Officer of the Corporation since October, 1992. Mr. Hanauer was elected President of the Company in December, 1994. Mr. Hanauer served as Vice President and Treasurer from 1985 to 1987. As President and Chief Executive Officer of the Company, Mr. Hanauer is responsible for directing the Company's operations and establishing strategies and policies designed to achieve goals set by the Company's Board of Directors. Mr. Hanauer joined the Company in 1978, assuming the duties of Treasurer in 1979.

       Thomas M. Herron. Mr. Herron is currently an Operations Manager for the International Division of Michelman, Inc., a chemical manufacturing company located in Cincinnati, Ohio, a position he has held since 1988. Mr. Herron was an international banking officer for The Central Trust Co., N.A. from 1985 to 1988.

        William R. Hillebrand. Mr. Hillebrand is currently retired.
Mr. Hillebrand served as President of the Company from January 1982 through December, 1994. Mr. Hillebrand did not receive a salary as President. Prior to serving as President of the Company, Mr.
Hillebrand served as President of Rosemont Savings Association from
1966 until it merged with the Company in 1981. Mr. Hillebrand retired in 1985 from the Andrew Jergens Company, a Cincinnati-based consumer products company. Mr. Hillebrand was appointed as Vice-Chairman of the Board of Directors of the Company in December, 1994.

         Alvin E. Hucke. Mr. Hucke is currently retired. From 1973 to 1984, Mr. Hucke served as President and director of Bishopric
Products Co., a steel plate fabrication company located in Cincinnati, Ohio.

         Thomas E. McKiernan. Mr. McKierman is currently Associate Principal and Treasurer of Seton High School, a position he has held since 1969. As an Associate Principal, Mr. McKierman is responsible for the supervision of the business management, development and community relations departments.

         Joseph J. Tenoever. Mr. Tenoever is retired from his position as Vice President in charge of the Executive and Professional Banking Department of The Central Trust Co., N.A., located in Cincinnati, Ohio, a position he held from 1988 to 1990. Mr. Tenoever previously served as Vice President of Central Trust, where he was a loan officer in the commercial lending department.

         Howard H. Zoellner. Mr. Zoellner is retired from his position as an accountant with Bucher & Company, Inc., an accounting firm located in Cincinnati, Ohio, a position he has held since 1990. Prior to such time, Mr. Zoellner operated his own accounting practice in Cincinnati, Ohio for over 30 years.

Meetings and Committees of the Board of Directors

         Meetings and Committees of the Corporation. Meetings of the Corporation's Board of Directors are generally held on a monthly basis. During the fiscal year ended December 31, 1997, the Board of Directors met 13 times. During fiscal 1997, all incumbent directors, except Mr. Thomas Herron, attended at least 75% of the total number of Board meetings and the total number of Committee meetings on which the Director served. Directors of the Corporation who are officers of the Corporation are not paid for Board or Committee meetings attended.

          The Board of Directors of the Corporation has a standing Stock Option Committee. The Stock Option Committee is composed of Messrs. Tenoever, Brinker, Hucke, McKiernan and Zoellner. This Committee is responsible for administering the Corporation's Stock Option Plan. This Committee met 10 times during the year ended December 31, 1997.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors of the Corporation will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Corporation's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Corporation at least 30 days before the date of the Meeting.

         Meetings and Committees of the Company. Meetings of the Company's Board of Directors are generally held on a monthly basis. The Board of Directors met 13 times during the year ended December 31, 1997. During 1997, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         For the year ended December 31, 1997, active directors received fees of $14,700 per year, with the exception of the Chairman of the Board ($18,600), the Vice-Chairman ($18,600) and Mr. Hanauer, who receives no meeting fees. Emeritus directors receive fees of $10,800 per year. Directors were not paid fees for committee service in 1997. Me Company's Board of Directors has a number of standing committees, including, among others, an Executive Committee, a Compensation Committee and an Audit Committee.

          The Executive Committee is comprised of Messrs. Brinker, Hanauer, Hillebrand and, on an alternating basis, at least one of the Company's other directors. The Executive Committee meets approximately bi-weekly to review loan applications presented by the lending department and exercises the power of the full Board of Directors between Board meetings. The Executive Committee met 25 times during 1997.

          The Compensation Committee meets at least once per year to review and set salaries for the management of the Company. The Compensation Committee consists of Messrs. Tenoever (Chair), Brinker and McKiernan. The compensation Committee met 3 times during 1997.

            The Audit Committee meets every other month to review points covered in the audit report prepared by the Company's internal auditor. They also recommend policy and procedural changes to the Board of Directors. This Committee recommends the accounting firm for approval by the Board of Directors to perform the Company's annual audit and acts as the liaison between the auditors and the Board. Members of the Audit Committee include Messrs. Herron (Chair), Brinker, Hillebrand and Zoellner. During 1997, the Audit Committee met 6 times.

Executive Compensation

         The Corporation's officers did not receive any compensation from the Corporation for services performed in their capacities as officers of the Corporation. The Corporation reimburses the Company for the pro rata share of management time spent on OHSL matters.

          The following table sets forth information regarding compensation paid or accrued by the Company to its President and Chief Executive Officer (the "named executive officer") for services rendered during the periods indicated. No executive officer other than the named executive earned in excess of $100,000 during the twelve months ended December 31, 1997.


                            SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                                                    Compensation
                                                        -----------------------------------
           Annual Compensation(1)                                      Awards
------------------------------------------------------------------------------------------------
                                                          Restricted
Name and                                                   Stock         Option/      All Other
Principal                  Salary   Bonus  Other Annual    Award(s)      SARS       Compensation
Position            Year     ($)     ($)   Compensation(2)    ($)          (#)          ($)(3)
------------------------------------------------------------------------------------------------
Kenneth L. Hanauer  1997   $139,100   -       $40,386          -           -          $ 8,000
    President and   1996   $130,000   -       $31,603          -           -          $ 9,144
    Chief Executive 1995   $115,000   -       $30,864          -           -          $12,197
    Officer

----------------------------------------

(1)           No amounts were paid to Mr. Hanauer in his capacity as a director.

(2) Represents the value of shares allocated to Mr. Hanauer under the Company's Employee
Stock Ownership Plan, based on the closing price of such shares on December 31 of each respective year.
(3) Represents contribution by employer to Company's Savings and Retirement 401(k) Plan.

     No options or stock appreciation rights were granted to the named executive in 1997. The following sets forth certain information concerning the number and value of stock options at December 31, 1997 held by Mr. Hanauer.

                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                        OPTION/SAR VALUES
                                                         Value of
                                           Number of       Unexercised
                                      Options/SARs at    Options/SARs at
                                            FY-End(#)         FY-End($)(1)
                                       -------------------------------------------------------
Name             Exercise   Realized(1)  Exercisable Unexercisable  Exercisable  Unexercisable
----------------------------------------------------------------------------------------------
Kenneth L. Hanauer 3,000      $51,000       21,132          0        $359,244         $0



______________________
(1) Represents the aggregate market value of the option granted (market price of Common
Stock less exercise price) based upon the closing price of $27.00 of the Common Stock on December
31, 1997, as reported on the Nasdaq System.

Certain Relationships and Related Transactions

                 The Company has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. All such loans except as described below, to directors and senior officers (vice presidents and above) are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectability. Adjustable rate residential and consumer loans to full-time employees (other than senior officers) are made at reduced interest rates based on a margin above the Company's cost of funds so long as they remain employees of the Company. At December 31, 1997, loans to directors, officers and employees totaled $0.7 million or 2.7% of OHSL's stockholders' equity.

      All loans by the Company to its senior officers and directors are subject to Office Thrift Supervision ("OTS") regulations restricting loans and other transactions with affiliated persons of the Company. Federal law prohibits a savings association from making loans to its senior officers and directors at favorable rates or on terms not comparable to those prevailing to the general public.

                        II. RATIFICATION OF THE APPOINTMENT OF
AUDITORS

       The Board of Directors has renewed the Corporation's arrangement for Crowe, Chizek and Company LLP to be its auditors for the 1998 fiscal year, subject to the ratification of the appointment by the Corporation's stockholders. A representative of Crowe, Chizek and Company LLP is expected to attend the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

       The Board of Directors recommends that stockholders vote
"FOR" the ratification of the appointment of Crowe, Chizek and Company LLP as the Corporation's auditors for the twelve months ending December 31, 1998.

                  DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                    TO BE PRESENTED AT THE 1999 ANNUAL MEETING OF
STOCKHOLDERS

      In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's offices at 5889 Bridgetown Road, Cincinnati, Ohio 45248, no later than November 17, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                               OTHER MATTERS

          The Board of Directors is not aware of any business to come before the Meeting other than the matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

          The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of OHSL's Common Stock. In addition to solicitation by mail, directors and officers of the Corporation and regular employees of the Company may solicit proxies personally or by telephone, without additional compensation.

                               By Order of the Board of Directors



                               Marilyn R. Wieland
                               Secretary

Cincinnati, Ohio
March 18, 1998